                      VALUE ADDED DISTRIBUTION AGREEMENT

                                    BETWEEN

                          ADOBE SYSTEMS INCORPORATED

                                      AND

                            DATA TRANSLATION, INC.

                        EFFECTIVE AS OF APRIL 18, 1996
                                        --------

This Value Added Distribution Agreement (the "Agreement"), effective upon signature by both parties hereto, ("the Effective Date"), is by and between ADOBE SYSTEMS INCORPORATED, a California corporation having a place of business at 1585 Charleston Road, P.O. Box 7900, Mountain View, California, 94039-7900 ("Adobe") and DATA TRANSLATION, INC., a Massachusetts corporation
                                        -------------
("Distributor") having a place of business and shipping address at 100 Locke Drive, Marlboro, MA 01752 ("Shipping Address"), fax number (508) 481-8627.

WHEREAS, Distributor has represented to Adobe that it wishes to be appointed as an Adobe Software Products Value Added Distributor in the territory described in any applicable Software Product Appendix (the "Territory") and intends and desires to add value to the Software Products by bundling these with Distributors's hardware or software products and to make the Software Products, as bundled, available to Distributor's customers under the terms and conditions of this Agreement.

WHEREAS, in the event that Distributor desires to distribute the Software Product on a non-value added basis in the European Union, Distribution agrees that it shall apply to be appointed as an Adobe distributor pursuant to the terms and conditions of Adobe's standard Distribution Agreement and acknowledges that different pricing shall apply.

NOW, THEREFORE, the parties agree as follows:

1.   Definitions.
     -----------

The following terms shall have a defined meaning as used in this Agreement:

(a) "End User" means a licensee of Software Products who acquires such products for use rather than distribution or resale.

(b) "Intellectual Property Rights" means any patent copyright, trade name, trademark, trade secret, know-how, mask work, or any other intellectual property right or proprietary information or technology, whether registered or unregistered.

(c) "Localized Version" means a version of the Software Products developed by Adobe for use in a particular locality outside of the United States.

(d) "Software Product(s)" means the copy(ies) of the Adobe software listed in any applicable Software Product Appendix in object code ("Software") and the supporting documentation ("User Documentation") supplied to Distributor in a commercial package.


2.   Appointment.  Subject to the terms and conditions set forth herein and to
     -----------
the special terms and conditions set forth in any applicable appendix to this Agreement specifying a Software Product (a "Software Product Appendix"), Adobe hereby appoints Distributor and Distributor hereby accepts appointment as its non-exclusive Value-Added Distributor of the Adobe Software Products bundled with the Listed Product(s) identified in any Software Product Appendix to this Agreement. In the event that Distributor desires to distribute the Software Product on a non-value added basis in the European Union, Distributor agrees that it shall apply to be appointed as an Adobe distributor pursuant to the terms and conditions of Adobe's standard Distribution Agreement and acknowledges that different pricing shall apply.

For each Software Product to be added to this Agreement, a Software Product Appendix will be prepared by Adobe and must be signed by both parties to this Agreement to be effective.

3.   Term.  Unless a different term is specified in any applicable Software
     ----
Product Appendix, the term of this Agreement shall commence as of the Effective Date of this Agreement and continue for a term of one (1) year unless sooner terminated pursuant to PARAGRAPH 12 ("Termination"). This agreement may be
                       ------------
extended or renewed only upon mutual consent of both parties, renewal K)

4.  Rights and Restrictions of Distributor.
    --------------------------------------

(a)  Eligibility and Distribution Rights.  Subject to the terms and conditions
     -----------------------------------
of this Agreement and any Appendix hereto, Adobe grants Distributor a non-exclusive, nontransferable license to distribute the Software Products bundled with the Listed Products in the Territory pursuant to the terms and conditions of Adobe's then current Software Product end user license agreement ("End User Agreement") as provided to Distributor. Distributor agrees not to distribute the Software Products by rental or lease. In addition, Distributor shall not distribute the Software Products in the United States on an unbundled basis to other value-added resellers or original equipment manufacturers without Adobe's prior written consent.

(b)  Restrictions on Copying and Decompiling.  DISTRIBUTOR AGREES NOT TO
     ---------------------------------------
TRANSLATE THE SOFTWARE INTO ANOTHER COMPUTER LANGUAGE IN WHOLE OR IN PART. Distributor shall not make copies or make media translations of the Software Products, including, without limitation, the User Documentation, in whole or in part without Adobe's prior written approval. Distributor agrees that if, for any reason, it comes into possession of any source code, or portion thereof, for any Adobe product, not generally provided by Adobe as a part of a Software Product, it will immediately deliver all copies of such source code to Adobe. Nothing contained in this Agreement shall be interpreted so as to exclude or prejudice the rights (if any) of the Distributor or any end user under the European Directive 91/250 on the Legal Protection of Computer Programs (14 May 1991,
1991 (122/42) as implemented in the relevant jurisdiction) with respect to the Software Products.

(c)  U.S. Government Restricted Rights.  Distributor will (a) identify and
     ---------------------------------
license the Software Products in all proposals and agreements with the United States Government or any contractor therefor, and (b) legend or mark the Software and User Documentation provided pursuant to any agreement with the United States Government or any contractor therefor, as follows;

          The Software Product is comprised of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (SEPT 1995) and is provided to the Government (i) for acquisition by or on behalf of civilian agencies, consistent with the policy set forth in 48 C.F.R. 12.212; or (i) for acquisition by or on behalf of units of the Department of Defense, consistent with the policies set forth in 48 C.F.R. 227.7202-1 (JUN
          1995) and 227.7202-3 (JUN 1995).

(d)  Other Government Agreements.  Distributor will take all reasonable steps in
     ---------------------------
making proposals and agreements with governments other than the United States which involve the Software or User Documentation to ensure that Adobe's proprietary rights in such Software and User Documentation receive the maximum protection available from such governments for commercial computer software and related documentation developed at private expense. The provisions of this Paragraph and PARAGRAPH 4(C) ("U.S. Government Restricted Rights") above
              --------------
shall not be construed to expand the scope of Distributor's rights set forth in PARAGRAPH 4(A) ("Eligibility and Distribution Rights").
- --------------

5.   Terms.
     -----

(a)  License Fees.  Distributor shall pay Adobe, for each Software Product, the
     ------------
amounts set forth in any applicable Software Product Appendix. In the event that Distributor or any of its resellers distributes the Software Product(s) in a form other than bundled with the Listed Products, Distributor agrees that it will pay Adobe the difference between the price it pays for such

Software Product(s) pursuant to this Agreement and Adobe's then current distributor price for such Software Product(s) when they are sold on an unbundled basis; provided that, in no event shall Distributor distribute the Software Product in the United States on an unbundled basis to other value-added resellers or original equipment manufactures without prior written consent of Adobe.

(b)  Taxes, Fees, and Documentation.  Distributor agrees to pay, and to
     ------------------------------
indemnify and hold Adobe harmless from, any sales, use, excise, import or export, value added or similar tax, not based on Adobe's net income, as well as the collection or withholding thereof, including penalties and interest, and all government permit or license fees and all customs, duty, tariff and similar fees levied upon the delivery of the Software Products and other deliverables, and any costs associated with the collection of any of the foregoing items. Distributor shall be responsible for obtaining, at its expense, all required import licenses, permits or other governmental orders. If a resale certificate or other certificate, document or other evidence of exemption or payment or withholding of taxes by Distributor is required in order to exempt the distribution or licensing of the Software Products from any such liability or to enable Adobe to claim any tax exemption, credit, or other benefit, Distributor will promptly furnish such certificate or document to Adobe.

(c)  New Release.  Adobe may, at its sole discretion, modify the Software
     -----------
Products. For purposes of this Agreement Adobe shall have sole discretion as to whether a product is deemed to be a new version of an existing Software Product to be provided to Distributor under the terms of this Agreement or a new product requiring execution of a Software Product Appendix prior to distribution hereunder. Once a new version of a Software Product covered by this Agreement begins shipping, Distributor has thirty (30) days from first Adobe shipment date of the new release to Distributor or from written notification date, whichever is later, at Distributor's expense, to return copies of the Software Product from the prior release from Distributor's inventory that were shipped by Adobe to Distributor within the previous ninety (90) days. Returned packages will be swapped by Adobe (proportional with any price increase or decrease) with the new release of the Software Product and shipped to Distributor at Adobe's expense. Only unopened packages will be accepted.

6.   Distributor Obligations.
     -----------------------

(a)  INTENTIONALLY OMITTED.
     ---------------------

(b)  Records.  Distributor agrees to maintain a complete, clear and accurate
     -------
record for at least two (2) years of the number of packages of each Software Product distributed, to whom they were distributed and the payments received therefor. Distributor shall permit Adobe or persons designated by Adobe to inspect records pertaining to the Software Products and any other materials provided to Distributor by Adobe to ensure compliance by Distributor of its obligations to Adobe. Any such inspection and audit shall be conducted during regular business hours and in such a manner as not to interfere with normal business activities of Distributor.

(c)  Financial Statements.  Prior to the execution of this Agreement,
     --------------------
Distributor will deliver to Adobe a copy of Distributor's most recent annual balance sheet and income statement certified by an independent certified public accountant and by Distributor's Chief Financial Officer. Adobe agrees to keep such information in confidence so long as such information is not released by Distributor to the public.

(d)  Notification of Infringement.  Distributor shall use commercially
     ----------------------------
reasonable efforts to immediately inform Adobe by telephone, telex or facsimile, with written confirmation by mail, if it becomes aware of any facts indicating that any person is infringing any Intellectual Property Rights of Adobe and its suppliers or is engaging in unauthorized distribution of any Software Product.

(e)  Distributor's Warranty.  To the best of its knowledge, Distributor hereby
     ---------------------
represents and warrants to Adobe that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects Adobe's Intellectual Property Rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity to which Distributor is subject.

(f)  INTENTIONALLY OMITTED.
     ---------------------

(g)  Co-marketing.  Distributor will provide Adobe with information necessary
     ------------
for Adobe to do a mailing to Distributor's customer base twice per year at Adobe's expense provided Adobe does not retain, distribute or otherwise disseminate such information and provided Distributor approves the content of the mailing.

7.   Use of Trademarks; Non-Generic Advertising.
     ------------------------------------------

(a)  Use of Trademarks.  Adobe hereby grants to Distributor a non-exclusive,
     -----------------
limited license to use the trademarks Adobe, the Adobe logo and the applicable Software Product trademarks (the "Trademarks") solely on the Software Products and in Distributor's advertising and printed materials for the Software Products provided Distributor complies with the terms herein. Distributor acknowledges that Distributor's utilization of the Trademarks will not create in it, nor will it represent it has any right, title or interest in or to the Trademarks. Distributor acknowledges Adobe's exclusive right to use of the Trademarks and agrees not to do anything impairing Adobe's rights in the Trademarks. Distributor agrees to display the acknowledgment of trademark ownership adjacent to each Trademark the first time it is used in any advertising for or on the Software Products. Distributor agrees to include the Trademarks on all copies, advertisements, brochures, manuals, and other appropriate uses made in the promotion, license or use of the Software Products. Distributor agrees to use the Trademarks so that each of such Trademarks creates a separate and distinct impression from any other trademark that may be used or affixed by Distributor on any advertising for the Software Products. Any use of the Trademarks must identify Adobe as the owner of such Trademarks. Distributor's use of the Trademarks shall be in accordance with applicable law and Adobe's policies regarding advertising and trademark usage as established from time to time. Distributor shall not advertise the Software Products as free.

(b)  Quality.  Distributor agrees that the nature and quality of any products or
     -------
services it supplies in connection with the Trademarks shall conform in all material respects to the standards set by Adobe. Distributor agrees to cooperate with Adobe in facilitating Adobe's monitoring and control of the nature and quality of such products and services. Unless otherwise agreed in writing by Adobe, Distributor shall not make any change in such products or its containers, packages, cartons, wrappers or the like from that approved by Adobe. Distributor shall make any change in such products or its containers, packages, cartons, wrappers or the like from that approved by Adobe. Distributor agrees to, at any time as requested by Adobe, allow Adobe to inspect at Distributor's facility during normal business hours with reasonable advance notice the use of the Trademarks to allow Adobe to review the quality thereof.

8.   Ownership of Intellectual Property Rights.  Distributor acknowledges
     -----------------------------------------
Adobe's representation that the structure, organization and code of the Software is proprietary to Adobe and that Adobe retains exclusive ownership of the Software Products and the Trademarks. Distributor will take all reasonable measures to protect Adobe's Intellectual Property Rights in the Software Products and the Trademarks, including such assistance and measures as are reasonably requested by Adobe from time to time. Except as provided herein, Distributor is not granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises or licenses with respect to the Software or Software Products.

9.   Non-Disclosure.  During the term of this Agreement, Distributor shall be
     --------------
exposed to certain information concerning Adobe's Software Products and proposed new products which are the confidential and proprietary information of Adobe and not generally known to the public (herein "Confidential Information"). Distributor agrees that during and after the term of this Agreement, it will not use or disclose to any third party any Confidential Information without the prior written consent of Adobe. Adobe hereby consents to the disclosure of its Confidential Information to the employees of Distributor as is reasonably necessary in order to allow Distributor to perform under this Agreement and to obtain the benefits hereof. This Paragraph shall not apply to proposed new product information after such information is made available to the general public by Adobe.

10.  Limited Warranty.

(a)  Software Products.  Adobe warrents the Software Products TO END USERS ONLY
     -----------------
pursuant to the terms and conditions of the End User Agreement and no warranty is extended to Distributor except as provided below and except to the extent of claims against the Distributor resulting from the failure by Adobe to fulfill its warranty obligations to an and user with respect to a Software Product as expressed in Adobe's End User Agreement for such Software Product.

(b)  Limitations and Disclaimer.  EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN
     --------------------------
THE END USER AGREEMENT, ADOBE EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED BY ANY COUNTRY OR JURISDICTION, RELATING TO THE SOFTWARE PRODUCTS, AND FURTHER EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE SOFTWARE OTHER THAN AS PROVIDED IN THE END USER LICENSE AGREEMENT. DISTRIBUTOR SHALL MAKE NO WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF ADOBE.

11.  Indemnity; Limited Liability.
     ----------------------------

(a)  Indemnity.  Subject to the limitations set forth herein below, Adobe shall
     ---------
defend and hold harmless Distributor with respect to all claims, suits or proceedings with respect to any claim that the Software Products, as designed and licensed to Distributor in furtherance of this Agreement, infringe upon any U.S. or European Union ("EU") trademark or U.S. or EU copyright, provided, however, that Distributor (i) promptly notifies Adobe in writing of such claim, suit or proceeding (ii) gives Adobe the right to control and direct investigation, preparation, defense and settlement of any claim, suit or proceeding; and (iii) gives assistance and full cooperation for the defense of same and further provides that Adobe's liability with respect to portions of Software Products provided by or licensed from third parties will be limited to the extent Adobe is indemnified by such third parties. Adobe shall pay any resulting damages, costs and expenses finally awarded to a third party (including, but not limited to attorney's fees and expenses), but Adobe is not liable for such amounts, or for settlements incurred by Distributor without Adobe's written authorization. If such claim, suit or proceeding has occurred or, in Adobe's opinion, is likely to occur, Adobe may, at its election and expense, either obtain for Distributor the right to continue distributing such allegedly infringing Software Product, replace or modify the Software Product as it is not infringing, or remove such Software Product from this Agreement.

(b)  Exclusions.  The provisions of the foregoing indemnity shall not apply
     ----------
with respect to any instances of alleged infringement based upon or arising out of the use of such Software Products in any manner for which the Software Products were not designed, or for use of Software Products for other than the uses and distributions designated by Adobe, for use of any Software Product which has been modified by Distributor or any third party, or for use of any Software Product in connection with or in combination with any equipment, devices or software which have not been supplied by Adobe. Notwithstanding any other provisions hereof, the foregoing indemnity shall not apply with respect to any infringement based on Distributor's activities occurring subsequent to its receipt of notice of any claimed infringement unless Adobe shall have given Distributor written permission to continue to market and distribute the allegedly infringing Software Product.

(c)  Entire Liability.  THE FOREGOING PARAGRAPHS 11(A) AND 11(B) STATE THE SOLE
     ----------------
AND EXCLUSIVE REMEDY OF DISTRIBUTOR AND THE ENTIRE LIABILITY AND OBLIGATION OF ADOBE WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE PRODUCTS OR ANY PART THEREOF. IN NO EVENT SHALL ADOBE'S LIABILITY UNDER PARAGRAPH 11(A) FOR INDEMNITY OF DISTRIBUTOR WITH

RESPECT TO INFRINGEMENT OF EU COPYRIGHT OR TRADEMARK RIGHTS EXCEED AN AGGREGATE OF ONE MILLION DOLLARS (U.S. $1,000,000). Nothing contained in this Agreement shall prejudice the statutory rights of any party dealing as a consumer.


(d)  Indemnity by Distributor.  Distributor agrees to indemnify and hold Adobe
     ------------------------
harmless from any claims, suits, proceedings, losses, liabilities, damages, costs and expenses (inclusive of Adobe's reasonable attorneys' fees) made against or incurred by Adobe as a result of negligence, misrepresentation, or error or omission on the part of Distributor or representatives of Distributor. Distributor shall indemnify and hold Adobe harmless from, any claims, warranties or representations made by Distributor or Distributor's employees or agents which differ form the warranty provided by Adobe in its End User Agreement.

12.  Termination.
     -----------

(a)  Without Cause.  This Agreement and any Software Product Appendices to this
     -------------
Agreement may be terminated at any time by either party without cause upon sixty
(60) days prior written notice.

(b)  With Cause.
     ----------
     (1) Either party may terminate this Agreement and any Software Product Appendices to this Agreement upon thirty (30) days' written notice of a material breach of this Agreement if such breach is not cured within such thirty (30) day period.

     (2) Notwithstanding the above, Adobe may terminate this Agreement and any Software Product Appendices to this Agreement immediately upon written notice for breach of PARAGRAPHS 4 ("Rights and Restrictions of Distributor"), 7 ("Use
              ------------                                             -
of Trademarks; Non-Generic Advertising"), 8 ("Ownership of Intellectual Property
                                          -
Rights"), 9 ("Non-Disclosure"), and 14(h) ("Export").
          -                         -----

     (3) Adobe may immediately terminate this Agreement and any Software Product Appendices to this Agreement after giving written notice if Distributor shall become insolvent or fail to pay its obligations as they arise or upon any proceeding being commenced by or against Distributor under any law providing relief to Distributor as debtor.

(c)  Rights Upon Termination.  Upon termination or expiration of this Agreement
     -----------------------
or any Software Product Appendices to this Agreement.

     (1) Distributor shall immediately cease using the Trademarks, discontinue all representations that it is an Adobe distributor, and return all Confidential Information in its possession to Adobe.

     (2) The payment date of all monies due Adobe shall automatically be accelerated so that they shall become due and payable on the affective date of termination, even if longer terms had been provided previously. All credits previously issued to Distributor will be canceled as of the date of termination.

     (3) Each party understands that the rights of termination or expiration hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement by such party or any expiration hereof which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses. In particular, without in any way limiting the foregoing, neither party shall be entitled to any damages on account or prospective profits or anticipated sales. Distributor agrees to waive the benefit of any law or regulation providing compensation to Distributor arising from the termination or failure to renew this Agreement and Distributor hereby represents and warrants that such waiver is irrevocable and enforceable by Adobe. Distributor also agrees to indemnify and hold harmless Adobe from any and all claims for compensation asserted by Distributor's employees, subrepresentatives or any dealers. However, all payments normally due to Adobe by Distributor shall be paid in full immediately upon termination or expiration of this Agreement.

     (4)  The provisions of PARAGRAPHS 8 ("Ownership of Intellectual Property
                            ------------
Rights"), 9 ("Non-Disclosure"), 10 ("Warranty"), 13
          -                     --               --

("Consequential Damages Waiver"), and 14 ("Miscellaneous") shall survive the
                                      --
expiration or termination of this Agreement by either party for any reason.

13.  Consequential Damages Waiver.  ADOBE WILL NOT BE LIABLE FOR ANY LOSS OF
     ----------------------------
USE, INTERRUPTION OF BUSINESS, COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES OR ANY INDIRECT, SPECIAL INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF ADOBE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.  Miscellaneous.
     -------------

(a)  Notices.  All notices or reports permitted or required under this Agreement
     -------
shall be by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth at the beginning of this Agreement or such other address as either party may specify in writing. If notice is sent to Adobe, it shall be sent to the person bearing the title set forth below Adobe's signature to this Agreement, with a copy to its General Counsel.

(b)  Force Majeure.  Neither party shall be liable hereunder by reason of any
     -------------
failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

(c)  Assignment.  Neither this Agreement, any Appendices to this Agreement, nor
     ----------
any rights or obligations of Distributor hereunder may be assigned by Distributor in whole or in part without the prior written approval of Adobe. Any assignment in violation of this Paragraph shall be void and of no effect. For the purposes of this Paragraph, a change in the persons or entities who control fifty percent (50%) or more of the equity securities or voting interest of Distributor shall be considered an assignment of Distributor's rights. Adobe's rights and obligations, in whole or in part, under this Agreement and any Appendix hereto may be assigned by Adobe. Adobe may exercise full transfer and assignment rights in any manner at Adobe's discretion and specially may sell, pledge, or otherwise transfer its rights to receive payments under this Agreement.

(d)  Waiver.  The failure of either party to require performance by the other
     ------
party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

(e)  Severability.  In the event that any provision of this Agreement shall be
     ------------
unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable, or invalid as a whole, and, in such event any such provision shall be changed and interpreted so as to best accomplish the objective of such unenforceable or intended provision within the limits of applicable law or applicable court decisions.

(f)  Injunctive Relief.  It is understood and agreed that notwithstanding any
     -----------------
other provisions of this Agreement, a breach by Distributor of PARAGRAPHS 4(a)
                                                              ---------------
and 4(b) ("Rights and Restrictions of Distributor"), 7(a) ("Use of Trademarks;
- --------                                             ----
Non-Generic Advertising"), 8 ("Ownership of Intellectual Property Rights"), 9
                           -                                                -
("Non-Disclosure") or 14(h) ("Export") of this Agreement will cause Adobe
                      -----
irreparable damage for which recovery of money damages would be inadequate, and that Adobe shall therefore be entitled to obtain timely injunctive reflect to protect Adobe's rights under this Agreement in addition to any and all remedies available at law.

(g)  Attorney's Fees.  In the event any proceeding or lawsuit is brought by
     ---------------
Adobe, its suppliers, or Distributor in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees, and reasonable attorneys fees, including costs and fees on appeal.

(h)  Export.  Distributor acknowledges that the laws and regulations of the
     ------
United States restrict the export and re-export of commodities and technical data of United States origin, including the Software Products. Distributor agrees that it will not export or re-export the Software Products in any form, without the appropriate United States and foreign governmental licenses. Distributor agrees that its obligations pursuant to this Paragraph shall survive and continue any termination or expiration of rights under this Agreement.

(j)  Controlling Law.  This Agreement shall be governed in all respects by the
     ---------------
laws of the United States of America and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The parties agrees that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

(j)  No Agency.  Nothing contained herein shall be construed as creating any
     ---------
agency, partnership, or order form of joint enterprise between the parties.

(k)  Headings.  The Paragraph headings appearing in this Agreement are inserted
     --------
only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such Paragraph or in any way affect such Paragraph.

(i)  Warranty. EACH PARTY WARRANTS THAT IT HAS FULL POWER AND AUTHORITY TO ENTER
     --------
INTO AND PERFORM THIS AGREEMENT, AND THE PERSON SIGNING THIS AGREEMENT ON SUCH PARTY'S BEHALF HAS BEEN DULY AUTHORIZED AND EMPOWERED TO ENTER INTO THIS AGREEMENT, DISTRIBUTOR FURTHER ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND AGREES TO BE BOUND BY IT.

(m)  Entire Agreement.  This Agreement, together with the exhibits completely
     ----------------
and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified except by a subsequently dated written amendment or appendix signed on behalf of Adobe and Distributor by their duly authorized representative and any provision or a purchase order purporting to supplement or vary the provisions hereof shall be void.

(n)  Choice of Forum and Venue.  All disputes arising under this Agreement may
     -------------------------
be brought in Superior Court of the State of California in Santa Clara County or the United States District Court for the Northern District of California as permitted by law. The Superior Court of Santa Clara County and the United States District Court for the Northern District of California shall together have non-exclusive jurisdiction over dispute under this Agreement Distributor consents to personal jurisdiction of the above courts.

(o)  Confidentiality of Agreement.  Neither party will disclose any terms of
     ----------------------------
this Agreement, except pursuant to a mutually agreeable press release or as otherwise required by law.

(p)  Inconsistency.  In the event of a conflict or inconsistency between a
     -------------
Software Product Appendix and this Agreement, the provision of the Software product Appendix shall prevail with respect to the Software Product to which such appendix partials.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ADOBE:                                  DISTRIBUTOR:

ADOBE SYSTEMS INCORPORATED              DATA TRANSLATION, INC.

/s/ John H Brandon                      /s/ Steven Shea
- -------------------------------         --------------------------------
Authorized Signature                    Authorized Signature

    John H Brandon                          Steven Shea
- -------------------------------         ---------------------------------
Printed Name                            Printed Name

    Vice President                          Controller
- -------------------------------         ----------------------------------
Title                                   Title

    2 May 1996                              April 18, 1996
- -------------------------------         ----------------------------------
Date                                    Date

                           SOFTWARE PRODUCT APPENDIX

                                    TO THE
                      VALUE ADDED DISTRIBUTION AGREEMENT

                                    BETWEEN
                          ADOBE SYSTEMS INCORPORATED

                                      AND

                            DATA TRANSLATION, INC,

                               (the "Agreement")
                              for Premiere 4.2.1

                             Dated April 18, 1996


This Appendix sets forth additional and different terms and conditions applicable to the Software Products described below and shall be incorporated by reference into the Agreement. Such different or additional terms are applicable only to the Software Products described below and in no way alter the terms and conditions applicable to other Software Products incorporated into the Agreement by addition of a separate Appendix.

In addition, Adobe and Distributor have previously entered into an Adobe Premiere(TM) Plug In Linking Utilities License Agreement dated January 8, 1993 ("Utilities License Agreement") and an Adobe Premiere(TM) Plug-Ins Reproduction and License Agreement ("Reproduction License Agreement") dated January 8, 1993, and amended on June 6, 1995, and now desire to amend, restate and supersede the Utilities License Agreement and the Reproduction License Agreement with the terms and conditions of the Agreement and the Appendix.

All terms used in this Appendix and not otherwise defined in this Appendix shall retain the same meaning as defined in the Agreement.

1.   Definitions.
     -----------

(a) "Linking Programs" are computer software programs developed by Distributor using the programs developed by Distributor using the Utilities Toolkit incorporating a portion of the Utilities Software, and which link the Plug-Ins with the Plug-In Listed Product.

(b) "Premiere Plug-In Linking Utilities Software" or "Utilities Software" is any computer software program contained in the Premiere Plug-In Linking Utilities Toolkit, including but not limited to any header files and libraries contained therein.

(c) "Premiere Plug-In Linking Utilities Toolkit" or "Utilities Toolkit" is a set of tools and instructions, including the Utilities Software, that enables a developer to write computer software programs that will link Plug-In Listed Products with the Plug-Ins.

(d)  The "Plug-Ins" shall mean those Plug-Ins for Premiere described in EXHIBIT
                                                                        -------
A to this Appendix.
- -

(e)  "Premiere" shall mean Abode Premiere Version 4.2.1 for Macintosh.

(f) "Software Products" shall mean Premiere, the Plug-Ins, the Linking Programs and the Utilities Toolkit.

(g)  The "Plug-In Listed Product" shall mean the Media 100 Suite Deal.

(h)  The "Premiere Listed Product" shall mean the Media 100 qx.

(i) The "Listed Products" shall mean the Plug-In Listed Product and the Premiere Listed Product.

2.   INTENTIONALLY OMITTED
     ---------------------

3.   License Grants; Territory
     -------------------------

(a)  Premiere and the Plug-Ins.  Subject to the terms and conditions of the
     -------------------------
Agreement and this Appendix, Adobe hereby grants to Distributor a non-exclusive, worldwide, non-transferable license for (1) distribute Premiere bundled with the Premiere Listed Product (2) reproduce at the location specified in EXHIBIT C
                                                                   ---------
(Reproduction Location), and distribute the Plug-Ins integrated with the Plug-In Listed Product by use of Linking Programs.

(b)  Utilities Toolkit.  Subject to the terms and conditions of the Agreement
     -----------------
and this Appendix, Abode grants Distributor a non-exclusive, worldwide, non-transferable license to use and modify the Utilities Toolkit only to create Linking Programs which will link the Plug-Ins with the Plug-In Listed Product, and reproduce and distribute, in object code form and in conjunction with and as part of the Plug-Ins as integrated with the Plug-In Listed Product, only those portions of the Utilities Software that are required to link the Plug-In Listed Product with the Plug-Ins during execution of the Plug-In Listed Product. Distributor shall not use any portion of the Utilities Toolkit for any purpose other than the development of Linking Programs. The license to the Utilities Toolkit is intended as an aid to Distributor and shall not be construed to permit customers of Distributor to make copies of the Utilities Software onto other media (except as part of a Plug-In Listed Product, for archival purposes) or into memory (except as a part of the execution of a Plug-In Listed Product). When a Plug-In Listed Product has completed execution, the Utilities Software shall not be used by any other program. Distributor further agrees that Distributor shall not use the Utilities Software to develop any product for use with any computer software programs other than the Plug-Ins, and then only as linked to the Plug-In Listed Product.

4.   Effective Date. This Appendix shall effective April 18 and shall have a
     --------------                                --------
term consistent with the term of the Agreement unless terminated earlier in accordance with the termination provisions of the Agreement.

5.   Distribution.  Distributor shall only distribute Premiere with the Premiere
     ------------
Listed Product and the Plug-Ins with the Plug-In Listed Product.

In addition, Distributor shall not distribute any portion of the Utilities Software separately, without the Plug-Ins as integrated with the Plug-In Listed Product in combination with computer software programs or hardware other than the Plug-In Listed Product, or in source code form.

Distributor hereby certifies that the United State ("US") suggested retail price of the Premiere Listed Product is equal to or greater tha Adobe's US suggested retail price of Premiere and that, to the extent permitted by applicable law in a particular jurisdiction, the suggested retail price in Europe of the Premiere Listed Product is equal to or greater than Adobe's suggested retail price in Europe of Premiere.

Distributor shall not alter the packaging of Premiere without Adobe's prior written approval, provided, however, that Distributor may include Premiere within the package for the Premiere Listed Product. To the extent permitted by applicable law in a particular jurisdiction, Distributor agrees to use it best efforts to prevent resellers who acquire copies of Premiere bundled with the Premiere Listed Product form distributing such copies of Premiere separately from the Premiere Listed Product. Distributor acknowledges that different pricing terms apply to sale or resale of unbundled copies of Premiere and agrees to so inform any potential resellers of Premiere.

6.   Payment; Royalties.
     ------------------

(a) The Price of copies of Premiere ordered hereunder, whether intended for resale, demonstration, or internal use, shall be based on the quarterly volume of orders for Premiere and an estimate of the quarterly volume of Plug-Ins shipped. The initial price per unit of Premiere will be determined by the initial quantity ordered by Distributor. Thereafter, prices will be determined by the volume of units ordered from Abode in the previous Adobe fiscal quarter. Prices will be based on the following quarterly volumes:

Value Added Volume Price Schedule

per Quarter                             US
- -----------                           -------
100-500                               $140.00
501-1000                              $120.00
1001-2500                             $105.00
2501-3500                             $ 95.00
5001 +                                $ 90.00

(b) For purposes of establishing discount levels, Distributor shall be deemed to have ordered one thousand (1,000) units of Premiere per quarter, representing approximately the estimated quarterly average of the number of copies of the Plug-Ins on which Distributor shall owe royalties to Adobe under this Agreement, an estimate which in turn is based on historical volumes of the Plug-Ins shipped by Distributor under the Reproduction License Agreement, an estimate which in turn is based on historical volumes of the Plug-Ins shipped by Distributor under the Reproduction License Agreement. The 1,00 units number shall be aggregated with the number or copies of Premiere actually ordered by Distributor to determine the discount levels set forth above.

(c) During the term of this Appendix, Distributor agrees to order a minimum of 200 units of Premiere each Abode fiscal quarter. Abode shall give Distributor ninety (90) days advance written notice of any increase in the Adobe Value Added Premiere Volume Price Schedule.

(d) At Distributors' request, Abode will provide Distributor with a reasonable number of not for resale copies of Premiere at the best price under which it offers such products to its resellers.

(e) For the six month period following the data of this Appendix (the "Initial Period"), Distributor shall pay Abode a royalty of one hundred five dollars (U.S. $105) for each copy of a partial or full set of the Plug-Ins which it distributes or uses internally. If the average number of royalty bearing copies of sets of Plug-Ins distributed by Distributor exceeds one thousand (1,000) in each of the two three-month periods in the Initial Period, such royalty shall remain at $105 for the remainder of the term of this Appendix. Otherwise, the royalty for copies of partial or full sets of the Plug-Ins subsequent to the Initial Period shall be on hundred twenty dollars (U.S. $120).

(f) All royalties for Plug-Ins due in accordance with the terms of the Agreement shall be paid in U.S. dollars by Distributor within thirty (30) days after the end of each Adobe fiscal quarter. With each royalty payment, Distributor shall include a written summary, stating the number of copies of the Plug-Ins distributed in the Pacific Rim, Europe, North America, and rest of world, the number of Plug-Ins enabled by use of the hardware key in each such region, the number of Plug-Ins shipped disabled in such region, and the number of the Plug-Ins used internally during the quarter. Copies of the Plug-Ins which are returned for which refunds are made by Distributor shall be credited by Distributor against royalties due to Adobe. At Adobe's request, Distributor shall orally advise Adobe of its estimates of the number of copies of the Plug-Ins which were shipped by Distributor during each month and the royalties accrued thereby. Such oral communication shall be subject to final adjustment by Distributor upon submission of the written summary and royalty payment.

(g) All royalties for Plug-Ins due hereunder shall be earned on the date Distributor ships a copy of a full or partial set of the Plug-Ins to a third party or commences internal use of a copy of a full or partial set of Plug-Ins. Notwithstanding the foregoing, no royalties shall be earned on a particular full or partial set of the Plug-Ins shipped to a third party which are completely disabled in the absence of a hardware key until a hardware key is provided enabling use of one or more of such Plug-Ins.

(h) Distributor shall maintain a complete, clear, accurate record of the number of copies of the Plug-Ins shipped and used internally during each quarter, whether such plug-Ins were shipped enabled or disabled, and the number of hardware keys provided which enable use of then Plug-Ins. To ensure compliance with the terms of this Agreement, Adobe shall have the right to have an inspection and audit of all the relevant accounting and sales books and records of Distributor conducted by an independent certified public accountanct reasonably acceptable to both parties whose fee is paid by Adobe. Any such audit shall be conducted during regular business hours at Distributor's offices and in such a manner as not to interfere with Distributor's normal business activities. In no evnet shall audits be made hereunder more frequently than every six (6) months. If such inspections should discloese any underreporting. Distributor shall promptly pay Adobe such amount, together with interest thereon at the rate 1 1/2% per month or the highest interest rate allowed by law, whichever if lower, form the date on which such amount became due Adobe from Distributor.

7.   Localized Versions.  Distributor shall distribute the English International
     ------------------
version of Premiere in the European Union, and the U.S. version of Premiere in the rest of the world.

8.   New Release.  Adobe may, at its sole discretion, modify Premiere and
     -----------
deliver modified copies to Distributor. Once a new version of Premiere delivered to Distributor begins shipping, Distributor has thirty (30) days from first Adobe shipment date of the new release to Distributor or form written notification date whichever is later, at Distributor's expense, to return copies of Premiere from the prior release from Distibutor's inventory that were shipped by Adobe to Distributor within the previous ninety (90) days. Returned packages will be swapped by Adobe (proportional with any price increase or decrease) with the new release of Premiere and shipped to Distributor at Adobe's expense. Only unopened packages will be accepted. Any new version of Premiere delivered hereunder shall be subject to the terms and conditions of the Agreement and this Appendix.

9.   Proprietary Notices.
     -------------------

(a)  Plug-Ins.  In order to protect Adobe's copyright and other ownership
     --------
interests, Distributor agrees that as a condition of its reproduction rights hereunder, each copy of the Plug-Ins shall contain the same proprietary notices within the code which appear within the code of such software delivered by Adobe to Distributor and as otherwise reasonably required by Adobe. Distributor further agrees that the following copyright notice shall appear on the sigh on screen of each Listed Product: "Portions Copyrights(C) Adobe Systems Incorporated, 1991, 1992."

(b)  Utilities Software.  Distributor agrees not to remove any copyright notices
     ------------------
or proprietary legends contained within the Utilities Software. Distributor agrees to include a copyright notice on the sign-in screen of the Linking Programs which notice shall comply with the requirements of Section 401 of the Copyright Act of 1976 (17 U.S.C., 401) and applicable regulations thereunder. Abode may from time to time specify in writing additional information to be included, and Distributor agrees to incorporate such additional information within thirty (30) days of such written notice.

10.  Sub End User Agreements.  Distributor will take all steps necessary to
     -----------------------
ensure that each copy of the Plug-Ins distributed by Distributor will be accompanied by a copy of an End User License Agreement which has been translated into the native language of the country in which the Plug-Ins are distributed and localized to comply with any legal requirements of such country, and which shall contain at a minimum the provisions set forth in EXHIBIT B ("Minimum Terms of End User License Agreements") hereto. In jurisdictions where an enforceable copyright covering the Plug-Ins that is fully visible to the End User and that the End User accepts by opening the package or rejects by retuning the unopened package refund. In jurisdictions with no enforceable copyright for software, the End User License Agreement must be written agreement signed by the End User.

11.  Trademarks.
     ----------

(a)  Quality.  Distributor will maintain a high-quality standard in producing
     -------
copies of the Listed Products and the Plug-Ins, Adobe shall review and approve in writing the quality of

Listed Products, the product packages, and the use of the Trademarks on the Listed Products and authorize the commencement of commercial distribution and marketing of the Plug-In Listed Products as integrated with the Plug-Ins. On or before the date scheduled by Distributor for commencing commercial distribution and marketing of the Plug-Ins as integrated with the Plug-In Listed Products, directly or indirectly to End Users, Distributor shall submit to Adobe for its approval, sufficient samples of such products together with or including the containers, packages, documentation, labels, advertising, press releases, cartons, wrappers and the like. Adobe, at its sole discretion, will provide Distributor with written acceptance or rejection of such materials. If such materials are rejected, Distributor must immediately correct any non-conformance of such materials to the terms of this Agreement.

(b) Registrations. Distributor, at Adobe's request and with Adobe's support
    -------------
shall (a) promptly provide Adobe with any specimens, (b) execute all applications for trademark registrations, assignments, trademark user agreements appropriate for the jurisdiction in which the Trademark is to be used, or other applicable documents, and (c) perform any other act reasonably necessary for Adobe to secure or maintain any and all trademark rights in any country, provided that Distributor is marketing Listed Products in association with such respective Trademark in such country.

12. Distributor Orders. The terms and conditions of this Appendix shall apply to
    ------------------
all orders for the Software Products covered by this Appendix and supersede any different or additional terms on purchase orders from, or any general conditions maintained by, Distributor. Distributor shall submit written orders, by mail, fax or other method, for Premiere in accordance with the then-current order processing procedures established by Adobe. Orders issued by Distributor are solely for the purpose of requesting delivery dates and quantities and specifying destination. All orders placed with Adobe for Premiere shall be subject to acceptance by Adobe at its principal place of business. Adobe shall use reasonable efforts to make deliveries of orders so accepted by the requested delivery dates, but Adobe shall not be liable for any damages to Distributor or to any other person for Adobe's failure to fill any orders, or for any delay in delivery or error in filling any orders for any reason whatsoever. If orders for Premiere exceed Adobe's inventory, Adobe shall allocate available inventory on a basis Adobe deems equitable in its absolute discretion.

13. License Fee Increases. Adobe shall give Distributor ninety (90) days advance
    ---------------------
written notice of any price increase to the Software Products hereunder. Such increase will apply to all purchase orders received or royalties earned after the effective date of such increase, but shall not affect any purchase orders accepted or royalties earned by Adobe before the effective date of such increase.

14. Shipments. All shipments of Premiere will be made ex-works from Adobe's
    ---------
facility or Adobe's designated warehouse facility to Distributor's Shipping Address. Delivery will be deemed complete and risk of loss or damage to Premiere will pass to Distributor upon delivery to the carrier. Portions of orders may be filled from different Adobe facilities or warehouses. The minimum amount per order shall be equal to five thousand US dollars (US $5,000), exclusive to tax, duties, or shipping costs, based upon the price to be charged to Distributor after subtracting all applicable discounts.

15. Payment Terms.
    -------------

(a) Payment for Premiere or the Plug-Ins shall be made in U.S. dollars.

(b) Payment for Premiere shall be made within thirty (30) days from the date of invoice, which date shall not be before the actual date of shipment.

(c) Within thirty (30) days of the end of each Adobe fiscal quarter, Distributor agrees to provide Adobe with a report indicating the number of copies of Premiere distributed by Distributor under this Agreement, if any, that were distributed, either by Distributor or its resellers, in a form other than bundled with the

Premiere Listed Products and to pay Adobe for such copies Adobe's then current distributor price for such copies of Premiere when they are licensed on an unbundled basis (less any amounts already paid for such copies under PARAGRAPH
                                                                     ---------
6(A) ("Value Added Volume Price Schedule").
- ----

(d) All sums not paid for Premiere or the Plug-Ins when due shall accrue interest daily at the lesser of an annual rate of eighteen percent (18%) or the highest rate permissible by law on the unpaid balance until paid in full. Adobe reserves the right to terminate or modify the terms or credit payments when, in its sole discretion, Adobe believes that its payments may be at risk.

16. Retention of Title. Title to the medium in which copies of Premiere are
    ------------------
embodied (the "Medium") shall remain in Adobe. Should Distributor fail to pay the amount of the Adobe invoice or any other sums due in respect of copies of Premiere supplied pursuant to the Agreement or this Appendix, Adobe may, without any notice of breach or court order being required, recover possession of the Medium and the copies of Premiere, without prejudice to all other remedies available to Adobe under the Agreement, this Appendix, or otherwise. In such event, Adobe is hereby irrevocably authorized to enter premises and buildings of Distributor in order to recover possession of the Medium and the copies of Premiere. Distributor shall do all things and take all actions necessary to assist Adobe in exercising the rights granted by this Paragraph.

17. Stock Balancing. Distributor may return, shipping prepaid, unused copies of
    ---------------
the current version of Premiere obtained from Adobe under this Software Product Appendix to Adobe for full credit toward a simultaneous purchase of Software Products from Adobe under another Software Product Appendix, or unused copies of the current version of Premiere purchased from Adobe under another Appendix for a full credit towards a simultaneous purchase of Software Products under this Appendix, four times a year (January, April, July and October), without penalty, for up to a maximum of ten percent (10%) of the invoiced amounts for Premiere packages obtained from Adobe for the previous ninety (90) days, on the conditions stated below:

(a) Returned Premiere packages were obtained from Adobe within the previous (90) days and are unused, in merchantable condition and in their original factory-sealed packaging;

(b) A return of materials authorization ("RMA") number assigned by Adobe, copies of the original invoices for the returned packages and a serial number inventory accompany the shipment.

(c) Distributor's return of the packages is accompanied by an order for current Software Products at least equal to the amount credited to Distributor as a result of the return.

18. Acceptance. Each shipment shall be deemed accepted by Distributor unless
    ----------
notice of defect is received within thirty (30) days of shipping thereof and the copies of Premiere are returned to Adobe within forty-five (45) days of shipping. In the event of discovery of defective copies of Premier, Distributor's sole remedy shall be to exchange such product for a new one.

19. Internal Use. Distributor shall have the right to order (in the case of the
    ------------
Plug-Ins, reproduce) and use additional copies of Software Products for its customary internal and business uses provided that Distributor pays Adobe the amounts specified in this Appendix for each copy used internally.

20. Loaned Equipment. Distributor will provide Adobe with three (3) units each
    ----------------
of the Premiere Listed Products described in PARAGRAPH 5 ("Distribution") to aid
                                             -----------
Adobe in its support of End Users who acquire Premiere from Distributor. In the event Distributor orders Localized Versions, Distributor will provide Adobe with two (2) additional units of each of the Premiere Listed Products described in PARAGRAPH 5 ("Distribution") for any Adobe office other than Adobe's principal
- -----------
office in the United States responsible for support of such Localized Version being distributed. Such products will be returned to Distributor at its request after termination of this Appendix. All products loaned by

Distributor to Adobe shall remain the property of Distributor. Distributor shall pay shipping costs for delivery of the products to Adobe and Adobe will pay shipping costs for delivery of the products to Adobe and Adobe will pay shipping costs upon return of the equipment to Distributor. While in the possession of Adobe, the equipment shall be maintained by Distributor in good working order and shall be fully insured by Adobe. Prior to release and/or license of the Plug-In Listed Products incorporating the Plug-Ins, or update of such Plug-In Listed Products, Distributor shall provide Adobe with an archival copy of the object code of the Plug-In Listed Product or update and an archival copy of the manuals and end user documentation for the Plug-In Listed Product for the sole purpose of monitoring Distributor's compliance with the terms of this Appendix. Although such Plug-In Listed Products and updates shall not be considered confidential or trade secret information, Adobe agrees not to disclose or distribute them without Distributor's permission.

21.  Warranty and Support Services.  Distributor shall provide warranty and
     -----------------------------
support service to End Users for all Software Products as follows:

(a)  Premiere.  If a copy of Premiere qualifies under the warranty provisions
     --------
of the applicable End User Agreement for warranty service, Distributor will return the copy of Premiere to Adobe for replacement by Adobe. Distributor must first obtain a return of materials authorization (RMA) number from Adobe. Distributor will provide the End User with a copy of Premiere. The entire contents of the defective copy of Premiere and a dated sales receipt for the defective copy of Premiere must be returned to Adobe within (30) days of Distributor's receipt from a dealer or End User. Returned copies of Premiere will be replaced by Adobe on a unit-for-unit basis. Distributor shall pay for the shipping of defective product to Adobe and Adobe shall pay for the shipping of replacement packages sent to Distributor.

(b)  Plug-Ins.  Adobe shall have no obligation to provide technical support for,
     --------
or updates to, the Plug-Ins. Distributor will be solely responsible for providing support to End Users who acquire copies of the Plug-Ins produced by Distributor. Distributor agrees that any documentation distributed by Distributor will clearly and conspicuously state that End Users should call Distributor for technical support for Distributor Product, including the Plug-Ins. Distributor agrees to coordinate with Adobe's customer support department to provide a means by which Adobe can notify Distributor by telephone or electronic mail of End Users who contact Adobe and request replacements for defective disks containing the Plug-Ins obtained from Distributor.

(c)  Utilities Toolkit.  Adobe shall have no obligation to provide technical
     -----------------
support for, or updates to, the Utilities Toolkit.

(d)  No Warranty.  NOTWITHSTANDING ANYTHING ELSE IN THE AGREEMENT OR THIS
     -----------
APPENDIX, THE PLUG-INS AND UTILITIES TOOLKIT ARE PROVIDED TO DISTRIBUTOR "AS IS," WITHOUT ANY WARRANTY OF ANY KIND, DISTRIBUTOR BEARS THE ENTIRE RISK AS TO QUALITY AND PERFORMANCE OF THE PLUG-INS AND UTILITIES TOOLKIT, ADOBE MAKES NO WARRANTY TO ANY PARTY, INCLUDING WITHOUT LIMITATION DISTRIBUTOR AND END USERS REGARDING THE USE AND OPERATION OF THE PLUG-INS AND UTILITIES TOOLKIT IN COMBINATION WITH THE PLUG-IN LISTED PRODUCT.

22.  Indemnification.  In addition to the indemnity provisions in the Agreement,
     ---------------
Distributor shall defend, indemnify and hold Adobe harmless from and against any claims arising out of or in connection with (1) distribution or use of the Premiere Plug-In Linking Utilities Software or the Plug-Ins not caused by Adobe's negligence or willful misconduct, and (2) defective media or defective duplication in copies of the Plug-Ins distributed by Distributor. Adobe shall promptly notify Distributor of any such claims.

23.  Rights Upon Termination.  In addition to the termination provisions in the
     -----------------------
Agreement, upon termination of this Appendix:

(a) Distributor's appointment as an authorized reproducer of the Plug-Ins and authorized distributor of the Software Products shall immediately terminate;

(b) Distributor shall return or destroy all copies of the Plug-Ins in Distributor's inventory;

(c) Distributor shall ship no further hardware keys enabling use of the Plug-Ins;

(d) Distributor shall promptly return to Adobe any master copy and all copies of the Utilities Toolkit licensed to Distributor hereunder;

(e) Adobe shall be entitled to (i) reject all or part of any orders received from Distributor after notice but prior to the effective date of termination and/or (ii) require Distributor's performance of any outstanding orders notwithstanding the fact that delivery date for such orders may extend beyond the effective date of termination. Notwithstanding any credit terms made available to Distributor prior to that time, any copies of Premiere shipped during said period shall be paid for in full by certified or cashier's check prior to shipment;

(f) Distributor shall submit to Adobe within thirty (30) days after the effective date of termination, a summary of the number of copies of Premiere in Distributor's inventory as of the effective date of the termination. Adobe may, at its option, purchase any or all of such products from Distributor's inventory upon written notice of its intention to do so within a reasonable period after receiving the inventory summary, at prices to be agreed upon between the parties, but in no event greater than the respective price paid by Distributor for such copies of Premiere. After receipt of the copies of Premiere from Distributor, if Distributor's account was in arrears, Adobe will issue an appropriate credit to Distributor's account prior to making payment for the purchase of the software products; and

(g) If Adobe chooses not to exercise its rights to repurchase Distributor's inventory of Premiere, Distributor shall have ninety (90) days from the effective date of termination to distribute its inventory provided Distributor complies with the terms of this Appendix during such ninety (90) day period.

The rights of Adobe under this Paragraph are in addition to any other rights or remedies provided by law under this Appendix or the Agreement.

24. Confidentiality of Utilities Toolkit. Distributor acknowledges that the
    ------------------------------------
Utilities Toolkit, including, without limitation, the Utilities Software, contains confidential and proprietary information of Adobe and is subject to trade secret and other intellectual property protection. Distributor also recognizes that during the course of dealings with Adobe, Distributor may be exposed to other confidential and proprietary information of Adobe. Distributor agrees to hold such trade secrets, proprietary and confidential information of Adobe, including, without limitation, the Utilities Software, ("Adobe Confidential Information") in strict confidence and not to disclose it to any persons except as permitted in this section. Distributor may disclose such Adobe Confidential Information to its employees who have agreed in writing to be bound by this provision, to the extent necessary for the development by Distributor of Linking Programs, Distributor agrees to instruct all such employees not to disclose the Adobe Confidential Information to other employees of Distributor or to third parties and that the Adobe Confidential Information may only be used for the purposes authorized in this Agreement.

25. Patents. Nothing contained herein or in the Agreement shall be construed as
    -------
conferring by implication, estoppel or otherwise any license or right under any patent, whether or not the exercise of any right herein granted necessarily employs an invention of any existing or later issued patent. Notwithstanding the above, Adobe agrees that Distributor and end users of Listed Products shall have the right to exercise all rights expressly granted pursuant to this Agreement. As used herein, "Distributor Patent Right" means any right arising under any United States or foreign patent or patent application now owned by, later issued or assigned to, Distributor where the Utilities Toolkit contributed to the making of the patented invention, including any addition, continuation, continuation-in-part or division thereof or any substitute application therefore; any reissues, extension or patent term extension of any such patent, and any confirmation patent or registration patent of addition based on any such patent or any inventor's certificate containing such claims. Distributor agrees that neither it nor its successors or assigns will (i) assert any Distributor Patent Right against Adobe, (ii) assert any Distributor Patent Right against Adobe's sublicensees or customers who have, directly or indirectly, purchased or licensed products from Adobe or its sublicensees, or (iii) require any fee or royalty from Adobe or such entities based upon any Distributor Patent Right.

26. TERMINATION OF PRIOR AGREEMENTS. The utilities License Agreement and the Reproduction Licensing Agreement (the "Prior Agreements") are hereby terminated and at no further force or effect, provided that all causes of action for breaches or other matters arising under the Prior Agreements prior to this termination shall not be extinguished by this termination and the remedies for such breaches, where applicable shall be as determined and limited by the Prior Agreements, and provided further that all royalties for Plulg-Ins accruing to Adobe under the Reproduction Licensing Agreement prior to the date of this Appendix shall be paid under the terms of the Reproduction License Agreement.

IN WITNESS WHEREOF, Distributor and Adobe have caused this Appendix to be executed by their duly authorized representatives.

ADOBE:                                     DISTRIBUTOR:

ADOBE SYSTEMS INCORPORATED                 DATA TRANSLATION, INC.


John H. Brandon                            Steven Shea
- -------------------------------            ---------------------------------
Authorized Signature                       Authorized Signature

John H. Brandon                            Steven Shea
- -------------------------------            ---------------------------------
Printed Name                               Printed Name

Vice President                             Controller
- -------------------------------            ---------------------------------
Title                                      Title

2 May 1996                                 April 18, 1996
- -------------------------------            ---------------------------------
Date                                       Date

                                   EXHIBIT A
                                   ---------

                                   PLUG-INS

          The standard set of plug-ins that ship with Adobe Premiere.

                                   EXHIBIT B
                                   ---------

                 MINIMUM TERMS OF END USER LICENSE AGREEMENTS

The structure and organization of Distributor's Products (and underlying algorithms and ideas) are valuable trade secrets of Distributor licensed to you on a non-exclusive basis. You agree to hold such trade secrets in confidence. You further agree not to translate, disassemble, decompile or reverse engineer Distributor's Products in whole or in part.

DISTRIBUTORS'S SUPPLIERS DO NOT AND CANNOT WARRANT THE PERFORMANCE OR RESULTS YOU MAY OBTAIN BY USING DISTRIBUTOR'S PRODUCTS OR DOCUMENTATION. DISTRIBUTOR'S SUPPLIERS MAKE NO WARRANTIES EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FITNESS FOR ANY PARTICULAR PURPOSE.

IN NO EVENT WILL DISTRIBUTOR'S SUPPLIERS BE LIABLE TO YOU FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, OR ANY LOST DATA, LOST PROFITS OR OTHER COMMERCIAL LOSS, EVEN IF A REPRESENTATIVE OF SUCH SUPPLIERS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY PARTY.

If this product is acquired under the terms of a: GSA contract:  Use,
                                                  ------------
reproduction or disclosure is subject to the restrictions set forth in the applicable ADP Schedule contract. DoD contract: Use, duplication or disclosure
                                   ------------
by the Government is subject to restrictions as set forth in subparagraph (?)
(1)(?) of 252.227-7013. Civilian agency contract: Use, reproduction, or
                        ------------------------
disclosure is subject to 52.227-19 (a) through (d) and restrictions set forth in the accompanying end user agreement. Unpublished-rights reserved under the copyright laws of the United States.

                                   EXHIBIT C
                                   ---------

                             REPRODUCTION LOCATION

                            U.S. Optical Disc Inc.
                               One Eagle Drive
                            Sandord, ME 04073-1124